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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "AGREEMENT") is made as of December 22, 2005 by and among Willbros Group, Inc., a corporation organized under the laws of the Republic of Panama (the "COMPANY"), Willbros USA, Inc., a Delaware corporation ("WUSA")and the purchasers set forth on Schedule I hereto (each a "PURCHASER" and collectively, the "PURCHASERS").

                                    RECITALS

         WHEREAS, the Company has authorized the issuance and sale of up to $84.5 million in aggregate principal amount of its 6.50% Senior Convertible Notes due 2012 (the "NOTES");

         WHEREAS, the Company proposes, subject to the terms and conditions stated herein, to issue and sell on the Closing Date (as defined below) $65,000,000 in aggregate principal amount of the Notes to the Purchasers in the respective amounts set forth opposite each Purchaser's name in column (1) on
Schedule I hereto (the "FIRM NOTES");

         WHEREAS, the Company also proposes to issue and sell to the Purchasers up to an additional $19,500,000 in aggregate principal amount of the Notes (the "ADDITIONAL NOTES") in the respective principal amounts set forth opposite each Purchaser's name in column (2) on Schedule I hereto, if and to the extent that the Purchasers shall have determined to exercise the right to purchase such Additional Notes granted to the Purchasers in Section 1(b) below;

         WHEREAS, the Firm Notes and the Additional Notes will be issued pursuant to an indenture substantially in the form attached as Exhibit A hereto (the "INDENTURE") to be dated as of the Closing Date by and among the Company, as issuer, WUSA, and The Bank of New York, a New York banking corporation, as Trustee (the "TRUSTEE"), and the Notes will be convertible into shares (the "UNDERLYING SECURITIES") of common stock of the Company, par value $0.05 per share (the "COMMON STOCK"), and WUSA will guaranty the Company's obligations under the Firm Notes and the Additional Notes in accordance with the Subsidiary Guarantee (as defined in the Indenture), all on the terms, and subject to the conditions, set forth in the Indenture;

         WHEREAS, the Firm Notes, the Additional Notes and the Underlying Securities, collectively, are referred to herein as the "SECURITIES."

         WHEREAS, the offer and sale of the Securities will not be registered under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), in reliance on an exemption therefrom; and



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         WHEREAS, the Purchasers will be entitled to the benefits of a
Registration Rights Agreement substantially in the form attached as Exhibit B hereto covering the Underlying Securities to be dated as of the Closing Date by and among the Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT" and, together with this Agreement, the Indenture, the Firm Notes and the Additional Notes, the "TRANSACTION DOCUMENTS").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants set forth herein and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Agreement to Sell and Purchase.

                  (a) Firm Notes. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser the respective principal amounts of Firm Notes set forth opposite such Purchaser's name in column (1) on Schedule I hereto, and each Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, severally and not jointly agrees to purchase from the Company such respective principal amount of the Firm Notes at a purchase price of one hundred percent (100%) of the principal amount of the Firm Notes to be purchased by each such Purchaser hereunder (the "PURCHASE PRICE").

                  (b) Additional Notes. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions of this Agreement, the Company agrees to sell to each Purchaser, and each Purchaser shall have the right to purchase, up to the principal amount of the Additional Notes set forth opposite such Purchaser's name in column (2) on
Schedule I hereto, with respect to each Purchaser (the "OPTION"). If purchased by a Purchaser, the Additional Notes shall be sold at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery. To exercise the Option, a Purchaser must so notify the Company in writing (the "OPTION EXERCISE NOTICE") on or before the ninetieth (90th) day after the Closing Date (the "OPTION EXPIRATION DATE") which Option Exercise Notice shall specify the principal amount of the Additional Notes such Purchaser is purchasing pursuant to the Option and the date on which the Additional Notes are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date. If such date is not the Closing Date, such date may not be earlier than three (3) business days following the date of receipt by the Company of such Option Exercise Notice nor later than five (5) business days following the date of receipt by the Company of such Option Exercise Notice.

         2. Closing.



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                  (a) Firm Notes. Payment for the Firm Notes shall be made
severally by the Purchasers to the Company to an account specified in writing by the Company to the Purchasers on or prior to the date hereof in United States dollars in cash or other funds immediately available in New York City against delivery to each Purchaser of the Firm Notes purchased by such Purchaser at 10:00 a.m., New York City time, on December 23, 2005, or at such other time on the same or such other date as shall be mutually agreed upon by the Company and the Purchasers purchasing more than fifty percent (50%) of the aggregate principal amount of the Firm Notes to be purchased hereunder. The time and date of such payment and delivery are hereinafter referred to as the "CLOSING DATE."

                  (b) Additional Notes. Payment for the Additional Notes to be purchased pursuant to any exercise of the Option shall be made by the Purchaser(s) purchasing the Additional Notes to the Company by wire transfer of United States dollars in cash or other funds immediately available in New York City, to an account previously specified in writing by the Company to such Purchaser(s) at least one (1) Business Day prior to the Option Closing Date (as defined below), against delivery of such Additional Notes in the form specified by the applicable Purchaser(s) in the applicable Option Exercise Notice at 10:00 a.m., New York City time, on the date set forth in the Option Exercise Notice, or at such other time on the same or on such other date, as may be mutually agreed upon by the Company and such Purchaser(s). The time and date of each such payment and delivery are hereinafter referred to as an "OPTION CLOSING DATE."

         3. Representations and Warranties. The Company represents and warrant to the Purchasers as of the Closing Date and each Option Closing Date, the following:

                  (a) Exchange Act Documents. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "2004 10-K") and all other documents filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the "EXCHANGE ACT") since January 1, 2004 (as amended or supplemented from time to time prior to the date hereof, including the exhibits thereto, the "EXCHANGE ACT DOCUMENTS"), when taken together, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Financial Statements. Except as disclosed in the Exchange Act Documents, (i) the financial statements included in the Exchange Act Documents present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified therein and (ii) said financial statements have been prepared in conformity with generally accepted accounting principles and practices ("GAAP") applied on a consistent basis, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC.



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                  (c) Absence of Material Adverse Effect. Since the Company's
Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 filed with the SEC on November 22, 2005 (the "LATEST 10-Q"), there has not been any Material Adverse Change. As used in this Agreement, "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means any change or effect that would be materially adverse to the business, properties, condition (financial or otherwise) or results of operations of the Company and its consolidated subsidiaries considered as a single enterprise, or to the ability or authority of the Company to consummate the transactions contemplated hereby and by the other Transaction Documents on the terms set forth herein or therein, provided, that any reduction in the market price or trading volume of the Company's publicly traded common stock shall not, in any event, be deemed to constitute a Material Adverse Change or a Material Adverse Effect (it being understood that the foregoing shall not prevent a person from asserting that any underlying cause of such reduction independently constitutes such a Material Adverse Change or Material Adverse Effect).

                  (d) Absence of Certain Changes. Since the Latest 10-Q, there has not been any (i) material change in the capital stock or long-term debt of the Company, other than borrowings under the Company's Amended and Restated Credit Agreement, dated as of March 12, 2004, by and among the Company, the financial institutions parties thereto and Calyon New York Branch, as administrative agent (the "AMENDED AND RESTATED CREDIT AGREEMENT"), that will be repaid with a portion of the net proceeds from the sale of the Notes or (ii) issuance of any options or warrants for the purchase of capital stock of the Company, securities convertible into or exercisable or exchangeable for capital stock of the Company or rights to purchase capital stock of the Company, except for changes or issuances occurring in the ordinary course of business and changes in outstanding Common Stock resulting from grants of Common Stock made pursuant to the Company's 401(k) Plan and to give effect to grants of restricted stock and stock option awards under the Company's employee benefit plans and the exercise of options to purchase Common Stock granted under the Company's employee benefit plans, in each case in existence on the date hereof. Since the Latest 10-Q, the Company has not entered into any transaction or agreement that has or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Since the Latest 10-Q, the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have knowledge that its creditors or its subsidiaries' creditors intend to initiate involuntary bankruptcy proceedings or knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby will not be, Insolvent (as defined below). For purposes of this Section 3(d), "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's known liabilities and identified contingent liabilities, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.



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                  (e) Organization and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of Panama, with corporate power and authority to own or lease its properties and conduct its business as described in the Exchange Act Documents, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts its business in a manner or to an extent that would require such qualification, other than such failures to be so qualified or in good standing as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (f) Subsidiaries. Each Subsidiary of the Company has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as currently operated and conducted, and is duly qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all the issued and outstanding shares of capital stock of or other ownership interests in each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Company. As used herein, "SUBSIDIARY" means any entity of which the Company (either alone or through or together with one or more of its Subsidiaries) owns or holds, directly or indirectly, through one or more intermediaries, more than 50% of the stock or other equity interests of such entity, (B) any entity of which stock or other equity interests having the power to elect a majority of that entity's board of directors or similar governing body, or otherwise having the power to direct the business and policies of such entity, are held or owned, directly or indirectly, through one or more intermediaries, by the Company (either alone or through or together with one or more of its Subsidiaries), or (C) any entity, the operations of which are consolidated or combined with the Company, pursuant to GAAP, for financial reporting purposes.

                  (g) Authorization; Enforcement; Validity. The Company has full corporate power and authority to enter into the Transaction Documents and to perform and discharge its obligations thereunder, including, without limitation, issuance of the Firm Notes and the Additional Notes and the reservation for issuance and the issuance of the Underlying Securities; each Transaction Document has been duly authorized by the Company's Board of Directors, and no further consent or authorization is required by the Company, its board of directors or its stockholders, other than such consents or authorizations as have been obtained prior to the execution of this Agreement; each Transaction Document has been duly executed and delivered by or on behalf of the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith



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and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto that have not been previously waived. WUSA has full corporate power and authority to enter into the Transaction Documents to which it is a party and to perform and discharge its obligations thereunder; each Transaction Document to which it is a party has been duly authorized by WUSA's Board of Directors, and no further consent or authorization is required by the Company, its board of directors or its stockholders, other than such consents or authorizations as have been obtained prior to the execution of this Agreement; each Transaction Document to which it is a party has been duly executed and delivered by or on behalf of the Company and constitutes the legal, valid and binding obligations of WUSA, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto that have not been previously waived.

                  (h) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Latest 10-Q, except as such outstanding capital stock may be increased to give effect to grants of Common Stock made pursuant to the Company's 401(k) Plan and to give effect to grants of restricted stock and stock option awards under the Company's employee benefit plans and the exercise of options to purchase Common Stock granted under the Company's employee benefit plans, in each case in existence on the date hereof. Except for (i) that certain registration rights agreement dated April 9, 1992, by and among the Company and the parties set forth on the signature pages thereto, (ii) that certain registration rights agreement dated March 15, 2004 (the "2004 RRA") by and among the Company and the initial purchasers of the Company's 2.75% Convertible Senior Notes due 2024 (the "2.75% NOTES"), and (iii) this Agreement and the Registration Rights Agreement or stock purchase plans, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right to require the Company to file a registration statement under the Securities Act with respect to the Common Stock or requiring the Company to include any Common Stock with the Underlying Securities registered pursuant to any registration statement that have not been previously waived. The 2004 RRA does not grant to any of the holders of the 2.75% Notes the right to require the Company to include any Common Stock underlying such notes in any registration statement to be filed with respect to the Underlying Securities. The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

                  (i) Issuance of Firm Notes and Additional Notes. The Firm Notes and the Additional Notes have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture and the other Transaction Documents (assuming due authentication of the Firm Notes and the Additional Notes by the



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Trustee) and paid for as provided herein and therein will be free from all taxes, liens and charges with respect to the issuance thereof and will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (j) Issuance of Underlying Securities. Upon issuance and delivery of the Firm Notes and the Additional Notes in accordance with this Agreement and the Indenture, the Firm Notes and the Additional Notes will be convertible at the option of the holder thereof into the Underlying Securities in accordance with the terms of the Indenture; the Underlying Securities initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance and, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights and will be free from all taxes, liens or charges with respect to the issuance thereof.

                  (k) No Conflicts. The issuance and sale of the Firm Notes and the Additional Notes and the issuance by the Company of the Underlying Securities upon conversion of the Securities, the execution and delivery by the Company of the Transaction Documents and the performance by the Company of all its obligations and the consummation of the transactions herein and therein contemplated, will not (i) result in a breach of any of the terms or provisions of, constitute a default (with or without the giving of notice or the passage of time or otherwise) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject except, in each case, for such conflicts, breaches, defaults, liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation, as amended, or the Restated Bylaws of the Company, each as in effect on the date hereof, or (iii) result in any violation of any material applicable law or statute or any order, rule or regulation of any court or governmental agency or of any self-regulatory agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or of any self-regulatory agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by any of the Transaction Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required under (A) state securities or Blue Sky Laws in connection with the purchase of and any distribution of the Securities by the Purchasers, (B) the Securities Act with respect to the registration of the Underlying Securities pursuant to the terms of the Registration Rights Agreement and (C) the Trust Indenture Act of 1939, as amended (the "TIA"), with respect to the qualification of the Indenture. The issuance of the Subsidiary



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Guarantee (as defined in the Indenture), the execution and delivery by WUSA of the Transaction Documents to which it is a party and the performance by WUSA of all its obligations and the consummation of the transactions herein and therein contemplated, will not (i) result in a breach of any of the terms or provisions of, constitute a default (with or without the giving of notice or the passage of time or otherwise) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of WUSA under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which WUSA is a party or by which WUSA is bound or to which any of the property or assets of WUSA is subject except, in each case, for such conflicts, breaches, defaults, liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of WUSA, each as in effect on the date hereof, or (iii) result in any violation of any material applicable law or statute or any order, rule or regulation of any court or governmental agency or of any self-regulatory agency or body having jurisdiction over WUSA or any of its properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or of any self-regulatory agency or body is required for the issuance of the Subsidiary Guarantee or the consummation by WUSA of the transactions contemplated by any of the Transaction Documents to which its is a party.

                  (l) Absence of Litigation. Except as described in Item 3, "Legal Proceedings" of the 2004 10-K and Note 11 of the Notes to Consolidated Financial Statements in Item 1 of Part I of the Latest 10-Q, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company, its Subsidiaries or any of its properties or to which the Company or its Subsidiaries is or may be a party or to which any property of the Company is or may be the subject that, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (m) No Integrated Offering. Neither the Company, nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company or any person acting on its or their behalf, has directly, or through any agent, sold, offered for sale, solicited offers to buy, or otherwise approached or negotiated with, any person in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require (i) the registration under the Securities Act of the issuance of any of the Securities contemplated hereby or
(ii) the approval of the stockholders of the Company in accordance with the rules and regulations of the New York Stock Exchange (the "PRINCIPAL MARKET").

                  (n) No General Solicitation. None of the Company, any affiliate of the Company or any person acting on its or their behalf has offered or sold any of the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio,



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or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States.

                  (o) Securities Act and Trust Indenture Act. Assuming the accuracy of the representations and warranties of the Purchasers contained in
Section 4 hereof and the Purchasers' compliance with the agreements set forth therein, it is not necessary in connection with the offer, issuance, sale and delivery of the Securities in the manner contemplated by this Agreement and the other Transaction Documents to register the offer or initial sale of any of the Securities to the Purchasers under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (p) Placement Agent. Except for its engagement letter with J.P. Morgan Securities Inc. dated November 28, 2005, neither the Company nor its subsidiaries is a party to any contract, agreement or understanding with any person that would reasonably be expected to give rise to a valid claim against the Company or the Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

                  (q) Manipulation of Price. Neither the Company, nor any of its subsidiaries nor any of their officers or directors or any of their affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that caused or resulted in, or that might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company in violation of the Securities Act, the Exchange Act or any other applicable securities laws.

                  (r) Listing. The Common Stock is registered pursuant to
Section 12(b) of the Exchange Act and is listed on the Principal Market, and the Company has not taken any action designed to or reasonably likely to result in the termination of the registration of the Common Stock under the Exchange Act or delisting of the Common Stock from the Principal Market. Since August 15, 1996 (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market, other than temporary trading halts effected by the Principal Market following the Company's public release of material news and
(iii) except with respect to the Company's failure to timely file the 2004 10-K, no executive officer of the Company has received any communication, written or oral, from the SEC or the Principal Market threatening the suspension or delisting of the Common Stock from the Principal Market.

                  (s) Tax Status. Except as described in Note 2 of the Notes to Consolidated Financial Statements in the 2004 10-K, each of the Company and the Subsidiaries has accurately prepared and timely filed all material federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges that are material in amount, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return) and there is no tax deficiency in any material amount which has been or, to the



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Company's knowledge, might reasonably be expected to be asserted or threatened against the Company and the Company is not aware of any reasonable basis for any such claim.

                  (t) Labor Relations. (i) No labor disputes exist with employees of the Company except for such disputes as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and the Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company and (ii) the Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (u) Environmental Laws. To the Company's knowledge, the Company is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, "ENVIRONMENTAL LAWS"), except where such non-compliance with Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (1) any "HAZARDOUS SUBSTANCE" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (2) any "HAZARDOUS WASTE" as defined by the Resource Conservation and Recovery Act, as amended, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl, and (5) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                  (v) Intellectual Property. (i) The Company or its subsidiaries own or possess the right to use the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "INTELLECTUAL PROPERTY") reasonably necessary to carry on the business conducted by the Company and its subsidiaries, taken as a whole, as described in the Exchange Act Documents, except to the extent that the failure to own or possess the right to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) all of such patents, registered trademarks and registered copyrights owned by the Company or its subsidiaries have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Registrar of Copyrights or the corresponding offices of other jurisdictions, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (iii) all material licenses or other material agreements under which (1) the Company or any of its subsidiaries is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (2) the Company or any of its subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and there is no default by the Company or its subsidiaries or, to the Company's knowledge, the other parties thereto, except for such failures to be in full force and effect and such defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iv) the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (v) the Company and its subsidiaries do not have and, to the Company's knowledge, none of its and their employees have any agreements or arrangements with any persons other than the Company or its subsidiaries related to confidential information or trade secrets of such persons other than such agreements that would not restrict the Company and its subsidiaries from conducting their business as described in the Exchange Act Documents to an extent that would reasonably be expected to result in a Material Adverse Effect.

                  (w) Permits. The Company and each of its subsidiaries, taken together, have (i) made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, clearances, consents, exemptions, orders, permits and other authorizations required to be issued by, the appropriate federal, state or foreign regulatory authorities (collectively, "PERMITS") in order for the Company and its subsidiaries to conduct their business, except for such Permits for which the failure to obtain would not reasonably be expected to have a Material Adverse Effect, and are in compliance in all material respects with the terms and conditions of all such Permits; all such Permits held by the Company and its subsidiaries are valid and in full force and effect; there is no pending or, to the Company's knowledge, threatened action, suit, claim or proceeding that may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and neither the Company nor its subsidiaries has received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect and (ii) such licenses, franchises, permits, authorizations, approvals and orders of and from governmental and regulatory officials and bodies as are, to the Company's knowledge, reasonably necessary to own or lease and operate the properties and conduct the business of the Company and its subsidiaries, taken as a whole, on the date hereof, except for such licenses, franchises, permits, authorizations, approvals and orders for which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.

                  (x) Title. (i) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except for liens and encumbrances which secure the Company's obligations under its Amended and Restated Credit Agreement or such as do not materially affect the value of such property, do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) any real property and buildings held under lease by the Company and its subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (y) ERISA. (i) The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company is required to provide notice under Section 4043 of ERISA and would have any liability, except where such liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) with respect to any "pension plan" (other than a "multiemployer plan" (as defined in ERISA)), the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, such "pension plan," or under
Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"), and (b) with respect to any "pension plan" that is a "multiemployer plan," the Company has not received notice that the Company has incurred liability under Title IV of ERISA with respect to termination of, or withdrawal from, such "pension plan," or under Section 412 or 4971 of the Code; (iv) except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each "pension plan" (other than a "multiemployer plan") for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected cause the loss of such qualification; and (v) except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or "accumulated funding deficiency" (as defined in section 302 of ERISA) has occurred with respect to any "pension plan" (other than a "multiemployer plan") for which the Company would have any liability.

                  (z) OSHA. To the Company's knowledge, the Company and each of its subsidiaries is in compliance with any and all applicable Occupational Safety and Health Administration standards and requirements (the "OSHA LAWS"), except where such non-compliance with OSHA Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (aa) Investment Company. Neither the Company nor any of its subsidiaries is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, required to register as an "investment company" or an entity controlled by an investment company as such term is defined in the Investment Company Act of 1940, as amended.

                  (bb) Regulation U. The Company does not own, and has no present intention to acquire, and the proceeds of the sale of the Securities will not be used to buy or carry, any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207).

                  (cc) Independent Accountants. KPMG LLP ("KPMG"), who have audited the consolidated financial statements of the Company as of December 31, 2004, is an independent registered public accounting firm within the meaning of the Securities Act. As described in the Company's Current Report on Form 8-K filed on November 17, 2005 (the "NOVEMBER 8-K"), effective upon the completion of the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2004, and the issuance of their report thereon, and the filing of the Company's Form 10-Q's for the three-month period ended March 31, 2005 and the six-month period ended June 30, 2005, KPMG resigned as the Company's independent auditors, and, as of the date of this Agreement, the Company has not yet engaged a replacement independent registered public accounting firm. As described in the November 8-K, in connection with the audit of the 2003 and 2004 fiscal years and the subsequent interim period through November 10, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years.

                  (dd) Internal Controls. Except as described under Item 9A "Controls and Procedures" of the 2004 10-K and under Part I, Item 4 of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2005, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and the Company maintains a system of "disclosure controls and procedures" (as such term is defined in Rule 13a-15(e) under the Exchange Act).

                  (ee) Sarbanes-Oxley Act. The Company and its executive officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, including Section 402 related to loans and Sections 302 and 906 related to certifications.

                  (ff) Ranking of Firm Notes and Additional Notes. None of the existing indebtedness of the Company for borrowed money is or will rank senior to the Firm Notes or the Additional Notes in right of payment, whether in respect of payment of interest or upon liquidation or dissolution or otherwise. None of the existing indebtedness of the Company for borrowed money is or will rank pari passu to the Firm Notes or the Additional Notes in right of payment, whether in respect of payment of interest or upon liquidation or dissolution or otherwise, except (i) for the 2.75% Notes and (ii) to the extent that the Notes will be pari passu to the obligations of the Company owing pursuant (A) to the Amended and Restated Credit Agreement, as the same may be amended, refinanced and/or extended from time to time, (B) capital leases and (C) the financing of insurance premiums, except to the extent that such obligations are secured by certain assets of the Company.

                  (gg) Rule 144A. The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (hh) Rights Agreement. Except for (i) that certain Rights Agreement, dated as of April 1, 1999, between the Company and Mellon Investor Services LLC (the "RIGHTS AGREEMENT"), and (ii) provisions in the Company's articles of incorporation on the transfer of any shares of Common Stock in order to prevent the Company from becoming a "controlled foreign corporation" under United States tax law (the "CFC PROVISIONS"), the Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The purchase of Notes and the subsequent conversion of Notes into Common Stock by the Purchasers in accordance with and subject to the terms and limitations set forth in Transaction Documents (x) will not cause any provision of the Rights Agreement to be triggered and (y) will not subject any Purchaser to the restrictions on transfer set forth in the CFC Provisions.

                  (ii) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any such subsidiary believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (jj) Foreign Corrupt Practices Act. Since at least December 21, 2000 and until June 30, 2005, except as described in the 2004 10-K, neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries, has, in the course of its actions for, or on behalf of, the Company, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, except to the extent such violations would not have or would not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect. Since at least July 1, 2005, neither the Company, nor any of its subsidiaries, nor, to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the

Company or any of its subsidiaries, has, in the course of its actions for, or on behalf of, the Company, violated or is in violation of, in any material respect, any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended.

                  (kk) No General Solicitation in the Republic of Panama. None of the Company, any affiliate of the Company or any person acting on its or their behalf has offered or sold any of the Securities publicly or by means of any general solicitation or general advertising (including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio) in the Republic of Panama or to persons domiciled in the Republic of Panama. The Securities are to be offered or sold outside the Republic of Panama or to persons domiciled outside the Republic of Panama.

                  (ll) PATRIOT Act/OFAC. Since at least December 21, 2000 and except for the potentially improper facilitation and export activities reported to the U.S. Department of the Treasury's Office Foreign Assets Control ("OFAC") as described in Item 1, "Business" of the 2004 10-K under the caption "Risk Factors--Governmental investigations into the activities of the Company, J. Kenneth Tillery, the former President of our principal international subsidiary, and other current and former employees of the Company could adversely affect us," neither the Company nor any of its subsidiaries (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to
Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), ("EXECUTIVE ORDER 13224") (ii) to the Company's knowledge, engages in any dealings or transactions prohibited by
Section 2 of such Executive Order 13224, or is otherwise associated with any such Person in any manner violative of Section 2 of Executive Order 13224, (iii) is a Person on the Specially Designated Nationals and Blocked Persons List administered by OFAC, or (iv) has failed to comply, in any material respects, with the (a) Trading with the Enemy Act, as amended, and each of the rules, regulations and Executive Orders administered by OFAC (including but not limited to 31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

                  (mm) Controlled Foreign Corporation. As of the date hereof, the Company is not a "controlled foreign corporation" for U.S. federal income tax purposes under Section 957 of the U.S. Internal Revenue Code of 1986, as amended.

Each Purchaser acknowledges and agrees that the Company has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.

         4. Representations and Warranties of the Purchasers. Each Purchaser severally represents and warrants to the Company only as to itself, as of the Closing Date and each Option Closing Date for such Purchaser, the following:

                  (a) Accredited Investor Status. Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and qualifies as an "accredited investor" as defined in Rule 501(a) of Regulation D and as a "qualified institutional buyer" under Regulation 144A. Such Purchaser is experienced in evaluating investments in companies such as the Company.

                  (b) Information. Such Purchaser has been afforded access to information about the Company and the financial condition, results of operations, business, property and management of the Company sufficient to enable it to evaluate its investment in the Securities; such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company; such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser, its advisors or representatives, if any, shall modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained herein.

                  (c) Investment Risk. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time, and is presently able to afford the complete loss of such investment.

                  (d) No Public Sale or Distribution. Such Purchaser is acquiring the Securities in the ordinary course of business solely for its own account and not as a nominee or agent for any other person and not with a view to any distribution thereof that violates the Securities Act or the securities laws of any State of the United States or any applicable jurisdiction; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser does not presently have any intention, or any agreement or understanding, directly or indirectly, with any person, to distribute any of the Securities.

                  (e) Validity; Enforcement. Such Purchaser was duly organized or formed and is a validly existing organization in good standing under the laws of its jurisdiction of organization, with power and authority to execute and deliver this Agreement and the Registration Rights Agreement and perform its obligations hereunder and thereunder; and this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby have been duly authorized by such Purchaser. Assuming due authorization, execution and delivery by the Company, each of this Agreement and the Registration Rights Agreement constitutes a legally valid and binding agreement of such Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (f) Residency. Such Purchaser is a resident of that jurisdiction specified in its address for notices set forth below the signature of the Purchaser where it appears on the signature page of this Agreement. Such Purchaser was not formed for the specific purpose of acquiring the Securities.

                  (g) Source of Funds. Such Purchaser is not acquiring the Securities with assets of any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA or Section 4975 of the Code.

                  (h) Beneficial Ownership. Assuming the capitalization of the Company set forth in its most recent Exchange Act Document, such Purchaser, together with its "affiliates" (as defined in Rule 13d-3 promulgated under the Securities Act), is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of not more than 4.99% of the outstanding shares of Common Stock immediately after the purchase of the Securities hereunder.

                  (i) Broker/Dealer Status. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

                  (j) Independent Evaluation. Such Purchaser has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and the Purchaser confirms that it has not relied on the advice of any other Purchaser's business and/or legal counsel in making such decision.

                  (k) No Short Sales. Such Purchaser has not purchased any shares of Common Stock, engaged in any short selling of the Company's securities, or established or increased any "put equivalent position" as defined in Rule 16(a)-1(h) under the Exchange Act, with respect to the Common Stock (collectively, a "SHORT SALE"), since the date and time that it was contacted by J.P. Morgan Securities Inc. with respect to the transactions contemplated by this Agreement. Such Purchaser agrees that it will not effect any Short Sale until the 8-K Filing (as defined below) has been made.

                  (l) Financing. Such Purchaser has, and will have at Closing, immediately available funds in U.S. dollars (through cash or cash equivalents and existing committed credit arrangements) sufficient to pay the Purchase Price for the Firm Notes to be purchased by such Purchaser and any other amounts payable pursuant to this Agreement and to consummate the transactions contemplated by, and otherwise satisfy the obligations of such Purchaser under, this Agreement.

                  (m) Certain Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities and Blue Sky laws and that the

Company is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

                  (n) Legends. Such Purchaser understands that the certificates or other instruments representing the Notes and, until such time as the resale of the Underlying Securities has been registered under the Securities Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Underlying Securities, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates, certificates or other instruments):

         THIS SECURITY [AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION] OF THIS SECURITY [HAVE/HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY[, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY] NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH WILLBROS GROUP, INC. OR ANY AFFILIATE OF WILLBROS GROUP, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO WILLBROS GROUP, INC. OR ANY PARENT OR SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE

         SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO WILLBROS GROUP, INC.'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, unless otherwise required by state securities laws, (i) while a registration statement covering the resale of such Securities under the Securities Act is effective, (ii) in connection with a sale, assignment or other transfer, provided such holder provides the Company with an opinion of counsel, reasonably acceptable to the Company, the form and substance of which shall be reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act , (iii) if such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to paragraph (k) of Rule 144 or (iv) following any sale of such Securities pursuant to Rule 144.

                  (o) No Brokers. Such Purchaser is not a party to any contract, agreement or understanding with any person that would reasonably be expected to give rise to a valid claim against the Company or the Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

The Company acknowledges and agrees that the Purchasers have not made, and do not make, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.

         5. Covenants of the Company. The Company covenants and agrees with the Purchasers as follows:

                  (a) Listing. The Company shall promptly secure the listing of all of the Underlying Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Underlying Securities from time to time issuable under the terms of the Transaction Documents. The Company shall use reasonable best efforts to maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.

                  (b) Blue Sky. The Company shall qualify the Securities for offering and sale under the applicable securities laws of such states as any Purchaser may reasonably designate and will continue such qualifications in effect so long as required for the resale of the Securities; provided that the Company will not be required to qualify as a foreign corporation or file a general consent to service of process in any such state.

                  (c) Fees and Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all fees, costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) payable to rating agencies in connection with any rating of the Notes, (iii) incurred in connection with the qualification of the Securities for sale under state securities laws, (iv) in connection with the approval of the Underlying Securities for listing on the Principal Market, (v) in connection with the admission for trading of the Notes on any securities exchange or inter-dealer quotation system (as well as in connection with the admission of the Notes for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") system of the National Association of Securities Dealers, Inc. ("NASD") or any appropriate market system), (vi) related to any filing with the Principal Market and (vii) in connection with satisfying its obligations under Section 5(a). In addition to the foregoing, the Company agrees to reimburse certain Purchasers for the expenses of Schulte Roth & Zabel LLP, which amount may be withheld by such Purchaser(s) from its Purchase Price at the Closing. Except as expressly set forth in Section 8 hereof, the Company shall have no obligation to pay any costs and expenses of the Purchasers (except as set forth in the Registration Rights Agreement).

                  (d) Regulation M. The Company shall not take any action prohibited by Regulation M under the Exchange Act in connection with the issuance of the Securities contemplated hereby.

                  (e) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (f) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy, or otherwise approach or negotiate with, any person in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities or require stockholder approval under the rules and regulations of the Principal Market, and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Principal Market with the issuance of Securities contemplated hereby.

                  (g) Reservation of Shares. The Company shall reserve and keep available at all times, free of pre-emptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Firm Notes or the Additional Notes, as applicable.

                  (h) Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for working capital purposes, including the repayment of outstanding indebtedness of the Company. No part of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U. No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for any payments to: (a) any person, entity or country on the SDN List or the Blocked Persons List administered by the OFAC and/or any other similar lists administered by OFAC pursuant to any authorizing statute, Executive Order or regulation; (b) the government of any country currently subject to an OFAC Sanctions Program; or (c) any governmental official or employee, political party, official of a political party, candidate for political office, anyone else acting in an official capacity, or any agent of any such individual or entity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

                  (i) Disclosure of Transactions and Other Material Information. The Company shall file a current report on Form 8-K (the "8-K FILING") on or before 8:30 a.m., New York City time, on the first business day following the date hereof, in the form required by the Exchange Act, relating to the transactions contemplated by the Transaction Documents and attaching the material Transaction Documents, or forms thereof, as exhibits to such filing. At the time of the 8-K Filing, the Company shall not have provided any Purchaser with any material, nonpublic information that is not disclosed in the 8-K Filing.

                  (j) Material Non Public Information. Other than as set forth in the 8-K Filing, the Company covenants and agrees that neither it nor any other person or entity acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

                  (k) Listing. The Company agrees that (i) if the Company applies to have the Common Stock traded on any other national or regional securities exchange other than the Principal Market (a "TRADING MARKET"), it will include in such application the Underlying Securities and will take such other action as is necessary or desirable to cause the Underlying Securities to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will use its reasonable best efforts to comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

                  (l) PORTAL. The Company will cause the Notes to be eligible for trading on PORTAL.

                  (m) Certified Copy of Articles. Within ten (10) business days after the Closing Date, the Company shall deliver to the Purchasers (i) a true, correct and complete copy of the Restated Articles of Incorporation of the Company and all amendments thereto certified by an appropriate official of the Republic of Panama together with an English translation thereof and (ii) a certificate issued by the Public Registry Office of the Republic of Panama as of a date within ten (10) business days of the Closing Date certifying the due incorporation, formation or organization of the Company, its existence and that it has not been dissolved.

                  (n) General Solicitation in the Republic of Panama. None of the Company, any of its affiliates or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities publicly or by means of any form of general solicitation or general advertising (including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio) in the Republic of Panama or to persons domiciled in the Republic of Panama. The Company, any of its affiliates or any person acting on behalf of the Company or such affiliate will exclusively offer or sell the Securities outside the Republic of Panama or to persons domiciled outside the Republic of Panama.

         6. Conditions to the Purchasers' Obligations. The obligation of each Purchaser hereunder to purchase the Firm Notes on the Closing Date is subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) the representations and warranties of the Company set forth in Section 3 above are true and correct in all material respects (except for those representations and warranties already qualified by materiality, which such representations and warranties shall be true and correct in all respects) on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (b) the Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, reasonably satisfactory to the Purchasers, to the effect set forth in Section 6(a) above and to the further effect that except as disclosed in the Exchange Act Documents filed as of the date hereof, there has not occurred any Material Adverse Change since the date of the Latest 10-Q;

                  (c) Conner & Winters, LLP, counsel for the Company, shall have furnished to the Purchasers their written opinion, dated the Closing Date, in substantially the form attached hereto as Exhibit C;

                  (d) Arias, Fabrega & Fabrega, counsel for the Company, shall have furnished to the Purchasers their written opinion, dated the Closing Date, in substantially the form attached hereto as Exhibit D;

                  (e) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any public notice have been given of (i) any intended downgrading or
(ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (f) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall have been no suspension or material limitation of trading in the Common Stock on the Principal Market;

                  (g) the Company shall have duly executed each of the other Transaction Documents;

                  (h) the Company shall have delivered to the Purchasers a true, correct and complete copy of the Restated Articles of Incorporation of the Company and all amendments thereto certified by the Company's Secretary as of the Closing Date;

                  (i) the Company shall have delivered to the Purchasers certificates of the Secretary of State of the state or jurisdiction of incorporation, formation or organization of each of the Company's significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) incorporated, formed or organized in the United States certifying the due incorporation, formation or organization and the good standing of such entities as of a date within ten (10) business days of the Closing Date;

                  (j) the Notes shall have been approved for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase;

                  (k) the Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary to be obtained prior to the Closing Date for the sale of the Securities;

                  (l) the Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request;

                  (m) each other Purchaser shall have purchased from the Company the Firm Notes in the aggregate principal amounts set forth opposite each such Purchaser's name in column (1) on Schedule I hereto; and

                  (n) the Company shall have delivered to such Purchasers a certificate, executed by the Secretary of the Company dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(g) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Purchaser,
(ii) the Restated Articles of Incorporation, as in effect at the Closing, and
(iii) the Bylaws, as in effect at the Closing.

If it elects to exercise the Option, the obligation of a Purchaser to purchase the Additional Notes hereunder on an Option Closing Date is subject to the same conditions as are set forth above in clauses (a)-(n) with respect to the Firm Notes, provided that each reference to the Closing Date in this Section 6 shall, with respect to the closing of the sale of any of the Additional Notes, be deemed to be a reference to the applicable Option Closing Date.

         7. Conditions to the Company's Obligations. The obligations of the Company hereunder to issue and sell the Firm Notes to each Purchaser on the Closing Date, or the Additional Notes to any Purchaser on its Option Closing Date, as applicable, are subject to the performance by the Purchasers of all of their obligations hereunder, the accuracy in all material respects of the representations and warranties of the Purchasers contained herein on and as of the Closing Date, or such Option Closing Date, as applicable, as if made on and as of the Closing Date, or the Option Closing Date, as applicable, and the due execution by the Purchasers of all other Transaction Documents to which the Purchasers are parties.

         8. Indemnity and Contribution. The Company and WUSA jointly and severally agree to indemnify and hold harmless each Purchaser and each of their respective directors, officers, employees, members, representatives and agents and each person, if any, who controls each Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "INDEMNIFIED PERSON"), from and against any and all losses, claims, damages, penalties, fees and liabilities (collectively, "LOSSES"), as incurred, including, without limitation, the reasonable legal fees and other reasonable expenses of one counsel (in addition to any local counsel) incurred (irrespective of whether any such Indemnified Person is a party to the action for which indemnification hereunder is sought) in connection with any suit, action or proceeding or any claim, as incurred, as a result of, or arising out of or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnified Person by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery or performance by the Company of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; provided that the Company and WUSA shall not be required to indemnify any of the Indemnified Persons to the extent Losses arise or result from a material misrepresentation or material breach of any representation or warranty made by such Purchaser or Indemnified Person contained in the Transaction Documents, or a material breach of any covenant, agreement or obligation by such Purchaser or Indemnified Person contained in the Transaction Documents.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Indemnified Person, such Indemnified Person shall promptly notify the person or persons against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain one counsel (in addition to any local counsel) reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided, however, that failure to so notify the Indemnifying Person shall not relieve such Indemnifying Person from any liability hereunder except to the extent the Indemnifying Person is prejudiced as a result thereof. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person, the Indemnifying Person proposes to have the same counsel represent it and the Indemnified Person, and representation of both parties by the same counsel would, in the opinion of counsel, be inappropriate due to actual or potential differing interests between them. In no event shall the Indemnifying Person be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. It is understood that the

Indemnifying Person shall reimburse all such reasonable fees and expenses actually incurred upon delivery to the Indemnifying Person of reasonable documentation therefor setting forth such expenses in reasonable detail unless a bona fide dispute exists with respect to such expenses. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any Losses by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and no admission of fault on the part of the Indemnified Person.

         Payments made by any Indemnifying Person under this Section 8 shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment recovered by the Indemnified Person from any third party with respect thereto.

         Notwithstanding anything to the contrary set forth herein, no Indemnified Person shall be entitled to be indemnified pursuant to this Section 8 for any Loss to the extent such Loss arises as a result of the Indemnified Person's gross negligence or willful misconduct; provided, however, that the Indemnifying Person shall pay the expenses incurred by any such Indemnified Person hereunder, as such expenses are incurred, in connection with any proceeding in advance of the final disposition, so long as the Indemnifying Person receives an undertaking by such Indemnified Person to repay the full amount advanced if there is a final determination that such Indemnified Person failed the standards set forth above or that such Indemnified Person is not entitled to indemnification as provided herein for other reasons; and provided, further, that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Indemnified Person was either grossly negligent or engaged in willful misconduct.

         The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

         In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any Losses, each Indemnifying Person, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses, including reasonable legal or other expenses incurred, as incurred, in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying

Person on the one hand and the Indemnified Person on the other in connection with the breach that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, any equitable considerations appropriate in the circumstances. The Company and the Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph. For purposes of this paragraph, each person, if any, who controls any of the Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Purchaser. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The indemnity agreements and contribution provisions contained in this
Section 8 and the representations and warranties of the Company, and the Purchasers set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Purchaser or any person controlling any Purchaser or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         9. Lock-Up. The Company hereby agrees that, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding ("MAJORITY HOLDERS"), it will not, (x) during the period ending ninety (90) days after the initial Closing Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, and (y) during the period ending on the later of the date sixty (60) days after the Closing Date and the date the Shelf Registration Statement (as defined in and required under the Registration Rights Agreement) is initially filed, file with the SEC a registration statement under the Securities Act relating to any additional shares of its Common Stock or securities convertible into, or exchangeable or exercisable for, any shares of its Common Stock; provided, that the Company shall not cause any other registration statement to be declared effective prior to the time that the Shelf Registration Statement is declared effective. The foregoing sentence shall not apply to the following issuances ("EXCLUDED ISSUANCES"), or to the filing and declaration of effectiveness or automatic effectiveness of registration statements with respect thereto: (i) the sale or issuance of the Securities under the Transaction Documents; (ii) the grant by the Company of equity issuances under its equity incentive and stock option plans, including any such plans approved by the Company's Board of Directors and stockholders in the future and any equity issuances in exchange for any existing employee stock options for the purpose of repricing such employee stock options; (iii) the grant or issuance by the Company of Common Stock options or warrants as full or partial payment of a customary advisory fee payable to a nationally recognized bank or investment bank in connection with a strategic transaction or financing;
(iv) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security (including, for the avoidance of doubt, the 2.75% Notes) outstanding on the date hereof (provided that the terms of such options or warrants or securities are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this paragraph; (v) shares issued pursuant to the Company's employee stock plans or 401(k) plan, including any such plans approved by the Company's Board of Directors and stockholders in the future; (vi) shares of Common Stock issued in connection with any stock split or subdivision, stock dividend or recapitalization of the Company; (vii) shares of Common Stock or warrants issued in connection with acquisitions by or of the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, occurring after the Closing Date, the primary purpose of which is not to raise capital; and (viii) shares of Common Stock or warrants issued in connection with a joint venture, strategic alliance or other commercial relationship, the primary purpose of which is not to raise capital.

         In addition, the Company agrees to use its best efforts during the period ending ninety (90) days after the Closing Date to prevent its executive officers and directors, in the aggregate, from taking any of the actions set forth in clauses (i) and (ii) in the immediately preceding paragraph with respect to in excess of 250,000 shares of Common Stock in the aggregate for all executive officers and directors without the prior written consent of the Majority Holders; provided, however, that the foregoing covenant shall not apply to (i) any bona fide gift and (ii) sales of shares by such persons of Common Stock purchased under the Company's employee stock plans and 401(k) plan approved by the Company's Board of Directors and stockholders now or in the future.

         10. Termination. The Purchasers may terminate this Agreement by notice given to the Company executed by the Purchasers purchasing more than fifty percent (50%) of the aggregate principal amount of the Firm Notes hereunder as set forth on Schedule I hereto, (except in the case of clauses (i) and (v), which termination right may be exercised by each Purchaser as to itself but not the other Purchasers), if prior to the Closing Date (i) in the sole discretion of a Purchaser a Material Adverse Effect shall have occurred between the date hereof and the Closing Date, (ii) trading in any securities of or guaranteed by the Company or securities generally on the New York Stock Exchange, Inc. shall have been suspended or materially limited, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States or New York State authorities, (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of a Purchaser, makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement or (vi) the failure of the Company to satisfy the conditions set forth in Section 6 of this Agreement on or before the date that is ten (10) calendar days after the date of this Agreement; provided, in each case, that the party seeking to terminate this Agreement is not then in material breach of this Agreement.

         11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Purchasers, any controlling persons referred to herein and their respective successors and, with respect to the Purchasers, their Permitted Assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Purchasers shall be deemed to be a successor by reason merely of such purchase, and rights under this Agreement may be assigned by the Purchasers only to Permitted Assigns. For purposes of this Section 12, "PERMITTED ASSIGNS" shall mean: (i) an "affiliate" (as defined in Rule 501(b) of Regulation D) of the Purchaser to whom Securities are assigned and (ii) a pledgee (or a transferee of such pledgee) that succeeds to the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

         13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger or by facsimile transmission.

         Notices to the Purchasers shall be given at the address as set forth on
         Schedule I hereto, with a copy to (solely for informational purposes):

                           Schulte Roth & Zabel LLP
                           919 Third Avenue
                           New York, New York 10022
                           Telephone:  (212) 756-2000
                           Facsimile:  (212) 593-5955
                           Attention:  Eleazer Klein, Esq.

         Notices to the Company shall be given to the Company at:

                           Willbros Group, Inc.
                           c/o Willbros USA, Inc.
                           4400 Post Oak Parkway
                           Suite 1000
                           Houston, Texas 77027
                           Attention: General Counsel
                           Telephone: (713) 403-8000
                           Facsimile: (713) 403-8068
                           with a copy to (solely for informational purposes):

                           Conner & Winters, LLP
                           4000 One Williams Center
                           Tulsa, Oklahoma 74172
                           Telephone: (918) 586-5711
                           Facsimile: (918) 586-8548
                           Attention:  Mark D. Berman, Esq.

         14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         15. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument; provided that a signature provided by facsimile or other electronic transmission shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         16. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

         17. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         18. Amendments and Waivers. Any term of this Agreement may be amended, modified or supplemented only with the written consent of the Company and the Majority

Holders. Neither this Agreement nor any term hereof may be waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) other than by a written instrument signed by the party against whom enforcement of any such waiver, discharge or termination is sought.

         19. Entire Agreement. This Agreement and the documents referenced herein constitutes the full and entire understanding and agreement among the parties with regard to the subject matters hereof.

         20. Survival. The respective representations, warranties, covenants and agreements of the Company and the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

         21. Independence of Purchasers. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Purchasers pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents, and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Purchasers represent and warrant that they are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and confirm that they have or legal counsel has on their behalf independently participated in the negotiation of the transaction contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Purchaser to be joined as an additional party in any proceeding for such purpose.

         22. Transfers. Each Purchaser agrees to offer, sell or otherwise transfer the Securities, prior to the date which is two (2) years after the original issue date of the Securities, only (a) to the Company or any parent or subsidiary thereof, (b) for so long as the Securities are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a "Qualified Institutional Buyer" (as defined in Rule 144A) that purchases for its own account or for the account of a Qualified Institutional Buyer to which notice is given that the transfer is being made in reliance on Rule 144A, (c) pursuant to a registration statement which has been declared effective under the Securities Act or (d) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company's and the Trustee's right prior to any such offer, sale or transfer pursuant to clause (d) to require the delivery of an opinion of counsel, certification and/or other information reasonably satisfactory to each of them, and in each of the foregoing cases, a certificate of transfer in the form specified in the Indenture and the Notes is completed and delivered by the transferor to the Trustee.

         23. Submission to Jurisdiction; Appointment of Agent for Service.Each party hereto submits to the exclusive jurisdiction of the competent courts of the State of New York and the courts of the United States of America, in each case located in The City of New York, New York over any suit, action or proceeding arising under or in connection with this Agreement or the transactions contemplated hereby. Each party hereto waives any objection that it may have to the venue of any suit, action or proceeding arising under or in connection with this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case located in The City of New York, New York, or that such suit, action or proceeding brought in the courts of the State of New York or the courts of the United States of America, in each case located in The City of New York, New York, was brought in an inconvenient court and agrees not to plead or claim the same. In furtherance of the foregoing, the Company hereby irrevocably designates and appoints CT Corporation, 111 Eighth Avenue, New York, New York 10011, as the agent of the Company to receive service of all process brought against the Company with respect to any such suit, action or proceeding in any such court in The City of New York, New York, such service being hereby acknowledged by the Company to be effective and binding service in every respect. Copies of any such process so served shall also be given to the Company in accordance with Section 13 hereof, but the failure of the Company to receive such copies shall not affect in any way the service of such process as aforesaid. If for any reason CT Corporation shall resign or otherwise cease to act as such agent, the Company hereby irrevocably agrees to promptly designate and appoint a new agent.

         24. Judgment Currency. The Company agrees to pay the Purchasers for any loss incurred, as incurred, as a result of any judgment or award in connection with this Agreement being expressed in a currency (the "JUDGMENT CURRENCY") other than the currency in which such loss or damage is denominated or in which the Purchasers' obligation is denominated, as the case may be (the "OBLIGATION CURRENCY") and as a result of any variations as between (i) the spot rate of exchange in New York at which the Judgment Currency could have been converted into the Obligation Currency as of the date such judgment or award is entered and (ii) the spot rate of exchange in New York on the date on which such judgment or award is paid. The foregoing agreement shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.


                            [SIGNATURE PAGE FOLLOWS]

      If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.



                                    Very truly yours,

                                    WILLBROS GROUP, INC.

                                    By: /s/ WARREN L. WILLIAMS
                                       -----------------------------------------
                                       Name:  Warren L. Williams
                                       Title: Senior Vice President,
                                              Chief Financial Officer and
                                              Treasurer


                                    WILLBROS USA, INC.


                                    By: /s/ WARREN L. WILLIAMS
                                       -----------------------------------------
                                       Name:  Warren L. Williams
                                       Title: Senior Vice President,
                                              Chief Financial Officer and
                                              Treasurer

                                    PURCHASERS:


                                    HIGHBRIDGE INTERNATIONAL LLC

                                    By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC


                                    By: /s/ ADAM J. CHILL
                                       -----------------------------------------
                                       Name: Adam J. Chill
                                       Title: Managing Director

                                    PURCHASERS:


                                    PORTSIDE GROWTH & OPPORTUNITY FUND



                                    By: /s/ JEFFREY SOLOMON
                                       -----------------------------------------
                                       Name: Jeffrey Solomon
                                       Title:   Managing Member

                                    PURCHASERS:


                                    SHEPHERD INVESTMENTS INTERNATIONAL, LTD.

                                    By:  Stark Offshore Management, LLC

                                    Its:  Investment Manager



                                    By: /s/ MICHAEL A. ROTH
                                       -----------------------------------------
                                       Name: Michael A. Roth
                                       Title: Managing Member

                                    PURCHASERS:




                                    KAMUNTING STREET MASTER FUND



                                    By:  /s/ GEORGE MARINOPOULOS
                                       -----------------------------------------
                                       Name: George Marinopoulos
                                       Title: Director

                              PURCHASERS:


                              CITADEL EQUITY FUND, LTD.
                              By: Citadel Limited Partnership, Portfolio Manager
                              By: Citadel Investment Group, L.L.C., its General
                                  Partner



                              By:  /s/ ADAM C. COOPER
                                 ----------------------------------------------
                                 Name: Adam C. Cooper
                                 Title: Senior Managing Director
                                        & General Counsel

                                    PURCHASERS:



                                    SUTTONBROOK CAPITAL MANAGEMENT LP



                                    By:  /s/ BRETT SPECTOR
                                       -----------------------------------------
                                       Name: Brett Spector
                                       Title: Chief Operating Officer

                                    PURCHASERS:



                                    KINGS ROAD INVESTMENTS LTD.



                                    By: /s/ ERIK M. W. CASPERSEN
                                       -----------------------------------------
                                       Name: Erik M. W. Caspersen
                                       Title: Authorized Signatory

                                    PURCHASERS:



                                    CAPITAL VENTURES INTERNATIONAL
                                    By: Heights Capital Management, Inc.,
                                        its authorized agent


                                    By: /s/ MARTIN KOBINGER
                                       -----------------------------------------
                                       Name: Martin Kobinger
                                       Title: Investment Manager

                                   Schedule I
                             Schedule of Purchasers

                                               (1)                 (2)               (3)                     (4)
       NAME AND ADDRESS OF                  PRINCIPAL           PRINCIPAL          PURCHASE         LEGAL REPRESENTATIVE'S
           PURCHASER                         AMOUNT             AMOUNT OF           PRICE             NAME, ADDRESS AND
                                             OF FIRM            ADDITIONAL                            FACSIMILE NUMBER
                                              NOTES               NOTES
Portside Growth & Opportunity Fund         $15,000,000          $4,500,000        $15,000,000     Schulte Roth & Zabel LLP,
c/o Ramius Capital Group, L.L.C.                                                                  919 Third Avenue,
666 Third Avenue, 26th Flr.                                                                       New York, NY 10022
New York, NY  10017                                                                               Telephone: (212) 756-2000
Attention: Jeffrey Smith                                                                          Facsimile: (212) 593-5955
           Owen Littman                                                                           Attention: Eleazer Klein, Esq.
Facsimile  (212) 845-7999
Telephone: (212) 845-7955
Residence: Cayman Islands



Highbridge International LLC               $15,000,000          $4,500,000        $15,000,000     Schulte Roth & Zabel LLP,
c/o Highbridge Capital Management, LLC                                                            919 Third Avenue,
9 West 57th Street, 27th Floor                                                                    New York, NY 10022
New York, NY  10019                                                                               Telephone: (212) 756-2000
Attention: Ari J. Storch                                                                          Facsimile: (212) 593-5955
           Adam J. Chill                                                                          Attention: Eleazer Klein, Esq.
Facsimile: (212) 751-0755
Telephone: (212) 287-4720
Residence: Cayman Islands



Kamunting Street Master Fund, Ltd.         $10,000,000          $3,000,000        $10,000,000
c/o Kamunting Street Capital, L.P.
140 East 45th Street, 15th Fl.
New York, NY 10017
Attention: Christopher Falsetta
           Joe Lu
Facsimile: (212) 490-4360
Telephone: (212) 490-4343
Residence: Cayman Islands



SuttonBrook Capital Management LP           $4,000,000          $1,200,000         $4,000,000
598 Madison Avenue, 6th Fl.
New York, NY 10022
Attention: Chris Casey
Facsimile: (212) 308-2597
Telephone: (212) 588-6646
Residence: Cayman Islands


                                               (1)                 (2)               (3)                     (4)
       NAME AND ADDRESS OF                  PRINCIPAL           PRINCIPAL          PURCHASE         LEGAL REPRESENTATIVE'S
           PURCHASER                         AMOUNT             AMOUNT OF           PRICE             NAME, ADDRESS AND
                                             OF FIRM            ADDITIONAL                            FACSIMILE NUMBER
                                              NOTES               NOTES
Citadel Equity Fund, Ltd.                  $10,000,000          $3,000,000         $10,000,000
c/o Citadel Limited Partnership
131 South Dearborn Street
Chicago, IL 60603
Attention: David Grossman
Facsimile: (312) 267-7745
Telephone: (212) 395-2632
Residence: Cayman Islands



Shepherd Investments International, Ltd.    $3,500,000          $1,050,000          $3,500,000
c/o Stark Offshore Management, LLC
3600 South Lake Drive
St. Francis, WI 53235
Attention: Brian Davidson
Facsimile: (414) 294-7700
Telephone: (414) 294-7000
Residence: British Virgin Islands



Capital Ventures International              $4,000,000          $1,200,000          $4,000,000
c/o Heights Capital Management, Inc.
101 California Street, Suite 3250
San Francisco, California 94111
Attention: Martin Kobinger
           Sam Winer
Facsimile: (413) 403-6525
Telephone: (413) 403-6500
Residence: Cayman Islands





Kings Road Investments                      $3,500,000          $1,050,000          $3,500,000
598 Madison Avenue
New York, New York  10022
Attn: Erik Caspersen and Brandon Jones
Telephone (212) 359-7300
Facsimile (212) 359-7303
Residence: Cayman Islands
                                      ----------------    ----------------    ----------------

                                           $65,000,000         $19,500,000         $65,000,000
                                      ================    ================    ================

                                    Exhibit A

                                FORM OF INDENTURE

                                    Exhibit B

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                   Exhibit C

                                FORM OF OPINION

                             CONNER & WINTERS, LLP

                                    Exhibit D

                                 FORM OF OPINION

                            ARIAS, FABREGA & FABREGA